As filed with the Securities and Exchange Commission on May 28, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4703316 (I.R.S. Employer Identification No.)
135 North Los Robles Ave., 7th Floor, Pasadena, California 91101 (Address of principal executive offices) (Zip Code)

1
East West Bancorp, Inc.
2021 Stock Incentive Plan
(Full title of the plan)

1
Lisa L. Kim
Executive Vice President, General Counsel and Corporate Secretary
East West Bancorp, Inc.
135 North Los Robles Ave., 7th Floor
Pasadena, California 91101
(Name and address of agent for service)
(626) 768-6000
(Telephone number, including area code, of agent for service)
111
Copies to:
Frank M. Conner III
Christopher J. DeCresce
Matthew C. Franker
Covington & Burling LLP
One CityCenter
850 Tenth Street, N.W.
Washington, D.C. 20001
(202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	3,100,000	$74.915	$232,236,500	$25,338
(1)These shares are reserved for issuance pursuant to the East West Bancorp, Inc. 2021 Stock Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low prices per share of the registrant’s common stock as reported on The Nasdaq Global Select Market on May 25, 2021.

EXPLANATORY NOTE
This registration statement on Form S-8 (the “Registration Statement”) is filed by East West Bancorp, Inc. (the “Company”) for the purpose of registering the offering of shares of common stock, par value $0.001 per share, to be issued under the East West Bancorp, Inc. 2021 Stock Incentive Plan (the “2021 Plan”). The 2021 Plan was originally established under the name 1998 Stock Incentive Plan and was amended, restated and renamed the 2016 Stock Incentive Plan in 2016. The 2016 Stock Incentive Plan was amended, restated and renamed as the 2021 Plan, effective upon the approval by the Company’s stockholders on May 27, 2021.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8. East West Bancorp, Inc. (the “Company”) will deliver the documents containing the information specified in Part I to the participants in the 2021 Plan as required by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
    We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available on the SEC’s website at www.sec.gov and on our website at www.eastwestbank.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. However, the information on our website is not incorporated by reference herein, and is not a part of this prospectus, any prospectus supplement or our other filings with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents previously filed with the SEC (File No. 000-24939) pursuant to the Exchange Act are hereby incorporated by reference in this Registration Statement:

•the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021;
•the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 7, 2021;
•the Company’s Current Reports on Form 8-K, filed with the SEC on April 27, 2021 and May 28, 2021; and
•the description of the Company’s common stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein.

Any statement contained in a document incorporated or deemed incorporated by reference herein will be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
The validity of the common stock to be issued under the 2021 Plan and offered hereby will be passed upon for the Company by Lisa L. Kim, the Executive Vice President, General Counsel and Corporate Secretary of the Company. As of the date of this Registration Statement, Ms. Kim owns or has the rights to acquire an aggregate of less than 1% of the outstanding shares of common stock of the Company.

Item 6.     Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to Section 145 is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Further, under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or knowing violation of law, (iii) for willful or negligent violation of certain provisions of the DGCL imposing certain requirements with respect to stock purchases, redemptions and dividends or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Amended and Restated Bylaws, provide, in effect, that to the fullest extent authorized by the DGCL, we shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was our director or executive officer or serves or served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Certificate of Incorporation relieves its directors from monetary damages to us or our stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL.
Item 7.     Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1*
Certificate of Incorporation of the Registrant [Incorporated by reference to Exhibit 3(i) from Registrant’s Registration Statement on Form S-4 filed with the Commission on September 17, 1998 (File No. 333-63605).]

4.1.1*
Certificate of Amendment to Certificate of Incorporation of the Registrant [Incorporated by reference to Exhibit (3)(i).1 from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on March 28, 2003 (File No. 000-24939).]

4.1.2*
Amendment to Certificate of Incorporation to Increase Authorized Shares of the Registrant [Incorporated by reference from Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 15, 2005 (File No. 000-24939).]

4.1.3*
Certificate of Amendment to Certificate of Incorporation of the Registrant [Incorporated by reference to Exhibit A from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2008 (File No. 000-24939).]

4.2*
Amended and Restated Bylaws of the Registrant dated January 29, 2013 [Incorporated by reference to Exhibit 3.10 from Registrant’s Current Report on Form 8-K, filed with the Commission on January 30, 2013 (File No. 000-24939).]

4.3*
Specimen Common Stock Certificate of Registrant [Incorporated by reference to Exhibit 4.1 from Registrant’s Registration Statement on Form S-4/A filed with the Commission on November 5, 1998 (File No. 333-63605).]

5.1	Opinion of Lisa L. Kim, Executive Vice President, General Counsel and Corporate Secretary.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Lisa L. Kim, Executive Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1*
East West Bancorp, Inc. 2021 Stock Incentive Plan, as amended [Incorporated by reference to Exhibit A from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 15, 2021 (File No. 000-24939).]

*	Incorporated by reference

Item 9.    Undertakings.

(a)The undersigned Company hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i.)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii.)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii.)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 28th day of May, 2021.

EAST WEST BANCORP, INC.

By:	/s/ Lisa L. Kim
Lisa L. Kim
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each of the directors and/or officers of East West Bancorp, Inc. whose signature appears below hereby constitutes and appoints Lisa L. Kim and Louisa Wang, and each of them as his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to this Registration Statement (including post-effective amendments), and cause the same to be filed with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or her or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dominic Ng	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2021
Dominic Ng
/s/ Irene H. Oh	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 28, 2021
Irene H. Oh
/s/ Molly Campbell	Director	May 28, 2021
Molly Campbell
/s/ Iris S. Chan	Director	May 28, 2021
Iris S. Chan
/s/ Archana Deskus	Director	May 28, 2021
Archana Deskus
/s/ Rudolph I. Estrada	Director	May 28, 2021
Rudolph I. Estrada
/s/ Paul H. Irving	Director	May 28, 2021
Paul H. Irving
/s/ Jack C. Liu	Director	May 28, 2021
Jack C. Liu
/s/ Lester M. Sussman	Director	May 28, 2021
Lester M. Sussman